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                                                                    EXHIBIT 10.7

                            PAMARCO TECHNOLOGIES INC.
                             1995 STOCK OPTION PLAN


SECTION 1.        PURPOSE; DEFINITIONS

         The purpose of the Pamarco Technologies Inc. 1995 Stock Option Plan (the "Plan") is to enable key employees, officers, Eligible Directors (as hereinafter defined), and Eligible Independent Contractors (as hereinafter defined) of Pamarco Technologies Inc. (the "Company") to (i) own shares of stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate key employees, officers, non-employee directors and independent contractors.

         For the purposes of the Plan, the following terms shall be defined as set forth below:

         a. "Board" means the Board of Directors of the Company.

         b. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         c. "Committee" means the Committee designated by the Board to administer the Plan. The Committee may be a subcommittee of another committee of the Board.

         d. "Company" means Pamarco Technologies Inc., its Subsidiaries or any successor organization.

         e. "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         f. "Eligible Director" means any member of the Board who is not an employee of the Company, its consolidated Subsidiaries or the Company's Affiliates (which for purposes of this definition shall mean the Company's parent corporation and any consolidated Subsidiary or affiliated partnership company of such parent corporation, which shall include any entity controlled by such parent, either directly or indirectly, through one or more intermediaries or through management of any venture capital fund).

         g. "Eligible Independent Contractor" means an independent contractor hired by the Company to provide consulting services on a regular basis for the Company; provided, that the independent contractor renders bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

         h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         i. "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Stock and the Stock is registered under the


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Exchange Act, Fair Market Value shall mean the per share or aggregate value of the Stock as of any given date, as determined by reference to the price of the last traded share of Stock on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System for such date or the next preceding date that Stock was traded on such market, or, in the event the Stock is listed on a stock exchange, the closing price per share of Stock as reported on such exchange for such date.

         j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         k. "Insider" means a Participant who is subject to Section 16 of the Exchange Act.

         l. "Non-Employee Director" shall have the meaning set forth in the Rules.

         m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         n. "Participant" means a key employee, officer, Eligible Director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

         o. "Plan" means the Pamarco Technologies Inc. 1995 Stock Option Plan, as hereinafter amended from time to time.

         p. "Rules" means Rule 16b-3 and any successor provisions promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         q. "Securities Act" shall mean the Securities Act of 1933, as amended.

         r. "Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

         s. "Stock" means the Class A Common Stock of the Company, par value $.01 per share.

         t. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         u. "Subsidiaries" means Pamarco, Incorporated and any other subsidiaries of the Company.

SECTION 2.        ADMINISTRATION

         The Plan shall be administered by the Committee; provided, however, that if the Company registers the Stock or any class of equity securities of the Company pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of all such registrations, grants of Options shall only be made by a Committee of not less than two Directors who shall be Non-Employee Directors appointed by the Board and who shall serve at the


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pleasure of the Board; provided further, however, that the Plan shall be administered to the extent required by the Rules.

         The Committee shall have the authority to grant pursuant to the terms of the Plan: Stock Options to key employees and officers of the Company, Eligible Directors and Eligible Independent Contractors. In particular, the Committee shall, subject to the limitations and terms of the Plan, have the authority:

         (i) to select the officers and other key employees of the Company, the Eligible Directors and the Eligible Independent Contractors to whom Stock Options may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options are to be granted hereunder;

         (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including the option or exercise price and any restriction or limitations, based upon such factors as the Committee shall determine, in its sole discretion;

         (v) to determine whether and under what circumstances a Stock Option may be exercised and settled in cash or Stock or without a payment of cash;

         (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant; and

         (vii) to amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning vesting acceleration or forfeiture wavier regarding any award or the extension of a Participant's right with respect to awards granted under the Plan, as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.


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         All decisions made by the Committee pursuant to the provisions of the
Plan shall be final and binding on all persons, including the Company and Plan Participants.

SECTION 3.        STOCK SUBJECT TO THE PLAN

         (a) The aggregate number of shares of Stock that may be issued or transferred under the Plan is 705,000 (300,000 at time of original adoption of Plan taking into account a ____ to ____ stock split on _____ and a _____% stock dividend on ____ ), subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards (taking into account the share counting requirements established under the Rules) equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended in accordance with Section 6 or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been exercised, such shares shall again be available for subsequent awards under the Plan.

         (b) If any change is made to the Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding awards under the Plan, the Board or the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

SECTION 4. ELIGIBILITY; PARTICIPANT LIMITATIONS CONCERNING ISSUANCES; STOCK SUBJECT TO AWARDS

         Officers, key employees and Eligible Independent Contractors who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted awards under the Plan. Eligible Directors, including members of the Committee, shall be eligible for awards under the Plan, subject to Section 5(l) hereof.

SECTION 5. STOCK OPTIONS

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.


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         Anything in the Plan to the contrary notwithstanding, no term of this
Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under Section 422.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

         (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

                  Any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

         (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

         (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based upon the Fair Market Value of a share of Stock on the business date preceding tender if received prior to the close of the stock market and at the Fair Market Value on the date of tender if received after the stock market closes); provided, however, that, (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the optionee may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for a minimum period of time specified by the Committee. In addition, if such unrestricted Stock was acquired through exercise of an Incentive Stock Option,


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such Stock shall have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or if such Stock was acquired through exercise of a Non-Qualified Stock Option or of an option under a similar plan of the Company, such Stock shall have been held by the optionee for a period of more than one year on the date of exercise, and further provided that the optionee shall not have tendered Stock in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Company within six calendar months of the date of exercise.

                  If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such optionee's written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

                  To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee, the Company shall cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith.

                  No shares of Stock shall be issued until full payment therefor has been made. An optionee shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the optionee following exercise of the Option in accordance with the Plan.

         (e) STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the optionee. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between optionees or as to the same optionee to whom more than one Option may be granted.

         (f) REPLACEMENT OPTIONS. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original option exercised and the net shares received by the Participant from such exercise. The per share exercise price of the replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term extending to the expiration date of the original Option.

                  The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.


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         (g) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted under the Rules, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (h) TERMINATION OF EMPLOYMENT BY REASON OF DEATH. Unless otherwise determined by the Committee at or after grant, if any optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (i) TERMINATION OF EMPLOYMENT BY REASON OF DISABILITY. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such one-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (j) OTHER TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee at or after grant, in the event of termination of employment (voluntary or involuntary) for any reason other than death or Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (k) INCENTIVE STOCK OPTION LIMITATION. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000.


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         (l) OPTION GRANTS TO ELIGIBLE DIRECTORS. An Eligible Director shall be entitled to receive Options hereunder with such terms as shall be established by the Committee that are not inconsistent with the terms of the Plan.

         (m) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. No later than the date an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee, in its sole discretion, may permit that the withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. Stock shall be valued, for this purpose, at its Fair Market Value on the date the amount of tax required to be withheld is determined (the "Determination Date"). If Stock acquired under the exercise of an Incentive Stock Option is used to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date. If Stock acquired through the exercise of a Non-Qualified Stock Option or of an option under a similar plan is delivered by the optionee to the Company to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of more than one year on the Determination Date. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (n) ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACTS. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the optionee a certificate for the Stock purchased pursuant to the exercise of the Option.

SECTION 6. AMENDMENTS AND TERMINATION

         The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or, after a public offering, section 162(m) of the Code. No amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or Participant under a Stock Option award theretofore granted, without the optionee's or Participant's consent

The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

SECTION 7. FUNDING OF THE PLAN

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grants under this Plan.


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SECTION 8. GENERAL PROVISIONS

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

                  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

         (d) At the time of grant, the Committee may provide in connection with any grant made under this Plan that (i) the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant; and (ii) the shares of Stock received or to be received as a result of such grant shall be subject to repurchase by the Company upon termination of employment, subject to a repurchase price and such other terms and conditions as the Committee may specify at the time of grant.

         (e) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         (f) The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 9.  EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall be effective as of January 1, 1995, subject to the consent or approval of the Company's stockholders as provided below. No Stock Option award shall be granted pursuant to the Plan on or after January 1, 2005, but Stock Options granted prior to such tenth anniversary may be exercised after such date. If the Plan is not approved by a majority of the votes cast at a duly


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held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after such effective date, any Incentive Stock Options that have been granted shall automatically become Non-Qualified Stock Options.

SECTION 10.  INTERPRETATION.

          A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 11.  GOVERNING LAW.

         With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Options granted thereunder.

SECTION 12.  COMPLIANCE WITH THE RULES.

         (a) Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of the Stock issued upon exercise of such Option.

         (b) It is the intent of the Company that this Plan comply in all respects with the Rules in connection with any grant of Options to, or other transaction by, an Insider. Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the Rules as then applicable to any such Insider, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, or take other action if such authority would cause an Insider's transactions under the Plan not to be exempt under the Rules.

         (c) Certain restrictive provisions of the Plan have been implemented to facilitate the Company's and Insiders' compliance with the Rules. The Committee, in its discretion, may waive certain of these restrictions, provided the waiver does not relate in any way to an Insider and, provided further, such waiver or amendment is carried out in accordance with Section 6 hereof.


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